Exhibit 10.8

PROPERTY OPTION AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (“Amendment Agreement”) is made on December 27, 2006

BETWEEN:

ST. ELIAS MINES LTD., (“St. Elias”) of Suite 314 - 800 West Pender Street, Vancouver, B.C., V6C 2V6, of the first part,

AND:

HI HO SILVER RESOURCES INC., (“Hi Ho Silver”) of Suite #15A, 3045 Southcreek Road, Mississauga, Ontario, L4X 2E9, of the second part.

WHEREAS St. Elias and Hi Ho Silver entered into a Property Option Agreement dated September 12, 2005 (the “Option Agreement”);

AND WHEREAS the parties mutually wish to amend the Option Agreement as set out herein;

NOW, THEREFORE, in consideration of the sum of $1.00 paid by each of the parties to the other and for and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

1.	The Option Agreement is to be amended by deleting subsection 1.01 (b) (i) of the Option Agreement and replacing it with the following:

(i)	Exploration Expenditures totalling $400,000 (the “Phase I Program”) to be incurred on or before February 28, 2007;

2.	The Option Agreement is to be amended by deleting section 19.01 of the Option Agreement and replacing it with the following:

19.01
Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or if mailed by registered air mail or by fax, addressed as follows:

In the case of St. Elias:

St. Elias Mines Ltd.
314 - 800 West Pender Street
Vancouver, BC V6C 2V6

Attention: Lori McClenahan, President
Fax No.: (604) 669-9626

In the case of the Hi Ho Silver:

Hi Ho Silver Resources Inc.
#15A, 3045 Southcreek Road
Mississauga ON L4X 2E9

Attention: Frederick S. Fisher, President
Fax No.: (905) 602-4656

and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the tenth business day following the date of mailing, or, if faxed, on the next succeeding business day following the faxing thereof PROVIDED HOWEVER that during the period of any postal interruption in either the country of mailing or the country of delivery, any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purpose of this paragraph.

3.	No other changes shall be made at this time to the Option Agreement and all other provisions of the Option Agreement shall remain in full force and effect.

4.	This Amendment Agreement shall replace and supersede

(a)	a certain Property Option Amendment Agreement between the parties dated May 29, 2006; and

(b)	a certain Property Option Amendment Agreement between the parties dated June 21, 2006.

5.
This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement. Delivery of an executed copy of this Amendment Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

IN WITNESS WHEREOF, each of the parties has executed this Amendment Agreement as of the date first above written.

ST. ELIAS MINES LTD.	HI HO SILVER RESOURCES INC.
/s/ Signed	/s/ Signed
By: Authorized Signatory	By: Authorized Signatory